UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): March 22, 2006

Frozen Food Express Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-10006

Texas		75-1301831
(State or Other Jurisdiction		(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
1145 Empire Central Place
Dallas, TX 75247-4309
(Address of Principal Executive Offices, Including Zip Code)

214-630-8090
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 22, 2006, Frozen Food Express Industries, Inc. (the “Company”) received a written Staff Determination notice from The Nasdaq Stock Market stating that the Company is not in compliance with Marketplace Rule 4310(c)(14) because it has not timely filed its annual report on Form 10-K for the year ended December 31, 2005 and, therefore, that its securities are subject to delisting from the Nasdaq National Market. The Company disclosed on March 17, 2006 that its filing of its annual report on Form 10-K for the year ended December 31, 2005 would be delayed to allow for the completion of a continuing Audit Committee investigation of unsubstantiated allegations relating to questionable billing practices and certain other operational matters and the ongoing review of its internal controls over financial reporting.

The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. Delisting will be stayed pending a decision by the hearing panel. There can be no assurance that the Panel will grant the Company’s request for continued listing. As a result of the Company’s inability to comply with Marketplace Rule 4310(c)(14), The Nasdaq Stock Market advised that commencing on March 24, 2006, it will broadcast an indicator over its market data dissemination network noting the Company’s non-compliance.

Forward-Looking Statements

This report contains information and forward-looking statements that are based on management’s current beliefs and expectations and assumptions which are based upon information currently available. Forward-looking statements include statements relating to plans, objectives, expectations and intentions, and may be identified by words such as “will,” “could,” “should,” “believe,” “expect,” “intend,” “plan” and similar expressions. These statements are based on current expectations and are subject to uncertainty and change.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will be realized. Should one or more of the risks or uncertainties underlying such expectations not materialize, or should underlying assumptions prove incorrect, actual events may vary materially from those expected.

Among the key factors that are not within management’s control and that may have a bearing on the matters reported in this report include, but are not limited to, the possibility that Nasdaq may reject the Company’s requests, and as a result, delist the Company’s common stock; the possibility that, notwithstanding whether the Company is successful in obtaining its requests from Nasdaq, the Company may still not be able to file its Annual Report on Form 10-K for the year ended December 31, 2005 or otherwise comply with the Nasdaq listing requirements, which may also result in the delisting of the Company’s common stock; and the outcome of the Audit Committee investigation mentioned above. Additional risk factors associated with the Company’s business are described in the Company’s filings with the Securities and Exchange Commission.

ITEM 9.01.	Financial Statements and Exhibits
(c) EXHIBITS
99.1	Press Release dated March 23, 2006 from Frozen Food Express Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.

Dated: March 24, 2006	By:	/s/ Stoney M. Stubbs, Jr.
Stoney M. Stubbs, Jr. Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	Press Release dated March 23, 2006 from Frozen Food Express Industries, Inc.